UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 20, 2010

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 – Material Modifications to Rights of Security Holders.

On January 18, 2011, the holders of the Series B Senior Convertible Preferred Shares of Forbes Energy Services Ltd., or the Company, consented to amend and restate the Certificate of Designation of the Series B Senior Convertible Preferred Shares in order to allow the Company to pay cash in lieu of issuing fractional shares created as a result of stock dividends, splits or combinations or business combinations. On January 20, 2011, this amendment was approved by Company’s board of directors and became effective.

A copy of the amended and restated Certificate of Designation of the Series B Senior Convertible Preferred Shares is attached hereto as Exhibit 4.1. This document is incorporated by reference herein and the foregoing description thereof is qualified in its entirety by reference to the attached exhibit.

Item 8.01 – Other Information.

In connection with the recent filing of Company’s Form S-4/A First Amendment to the Registration Statement, or Form S-4/A, the Company is filing the following information for the purpose of updating the risk factors previously restated in the Current Report on Form 8-K filed on November 26, 2010, or Form 8-K, to conform such information to the disclosures in the recently filed Form S-4/A. The following information describes certain significant risks and uncertainties inherent in the Company’s business that are additional to those described in the 10-K and 8-K. You should take these risks into account in evaluating the Company. This section does not describe all risks applicable to the Company, its industry or its business, and should be read in conjunction with those risks described in the 10-K and 8-K. You should carefully consider such risks and uncertainties together with the other information contained in the Company’s filings with the Securities and Exchange Commission, or SEC. If any of such risks or uncertainties actually occurs, the Company’s business, financial condition or operating results could be harmed substantially and could differ materially from the plans and other forward-looking statements included in the Company’s filings with the SEC. In this report, the “Company,” the “Forbes Group,” “we,” or “our” means Forbes Energy Services Ltd. and all its direct and indirect subsidiaries.

RISKS RELATED TO OUR COMMON SHARES

The dividend, liquidation and redemption rights of the holders of our Series B Senior Convertible Preferred Shares may adversely affect our financial position and the rights of the holders of our common shares.

The Company has the obligation to pay to the holders of its Series B Senior Convertible Preferred Shares, or Series B Preferred Shares, quarterly dividends of five percent per annum of the original issue price, payable quarterly in cash or in-kind. No dividends may be paid to holders of common shares while accumulated dividends remain unpaid on the Series B Preferred Shares. Currently, dividends for the quarterly period ended November 28, 2010 have not been paid on the Series B Preferred Shares. Therefore, the Company is prohibited at this time from issuing dividends on its common shares. The Company has not paid this dividend because the Toronto Stock Exchange has taken the position that, in light of the market price of the Company’s common shares, the issuance of additional Series B Preferred Shares as a dividend in-kind would violate Toronto Stock Exchange rules regarding the issuance of discounted shares, unless the Company receives shareholder approval for such an issuance. The Company intends to seek shareholder approval for a pool of Series B Preferred Shares to be issued as in-kind dividends for this particular quarterly period and for future quarterly periods. Should the shareholders not approve these dividend payments in-kind, as contemplated under the Certificate of Designation of the Series B Senior Convertible Preferred Shares, the Company could be required to delist from the Toronto Stock Exchange.

Further, the Company is required, at the seventh anniversary of the issuance of the Series B Preferred Shares on May 28, 2017, to redeem any such outstanding shares at their original issue price, plus any accumulated and unpaid dividends, to be paid, at the election of the Company, in cash or common shares. The payment of the redemption price in cash is expected to result in reduced capital resources available to the Company. The payment of the redemption price in common shares would directly dilute the common shareholders. The payment of dividends in-kind would also have a dilutive effect on the common shareholders (as any Series B Preferred Shares issued as dividends will be themselves convertible into common shares). In the event that the Company is liquidated while Series B Preferred Shares are outstanding, holders of the Series B Preferred Shares will be entitled to receive a preferred liquidation distribution, plus any accumulated and unpaid dividends, before holders of common shares receive any distributions.

Holders of the Series B Preferred Shares have certain voting and other rights that may adversely affect holders of our common shares, and the holders of our Series B Preferred Shares may have different interests from, and vote their shares in a manner deemed adverse to, holders of our common shares.

As mentioned in the preceding risk factor, the Company has not paid a dividend on its Series B Preferred Shares for the quarterly period ended November 28, 2010. In the event that we fail to pay dividends, in cash or in-kind, on the Series B Preferred Shares for an aggregate of at least eight quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Shares will be entitled to vote at any meeting of the shareholders with the holders of the common shares and to cast the number of votes equal to the number of whole common shares into which the Series B Preferred Shares held by such holders are then convertible. Further, the holders of Series B Preferred Shares may have certain voting rights with respect to the approval of amendments to the organizational document of the Company or certain transactions between the Company and affiliate shareholders.

The holders of Series B Preferred Shares may have different interests from the holders of our common shares and could vote their shares in a manner deemed adverse to the holders of common shares.

RISKS RELATING TO OUR BUSINESS

Our ability to use net operating loss carryforwards may be subject to limitation under Section 382 of the Internal Revenue Code.

As of January 1, 2011, we had U.S. federal tax net operating loss carryforwards of approximately $70 million. Generally, net operating loss carryforwards may be used to offset future taxable income and thereby reduce or eliminate U.S. federal income taxes. Section 382 of the Internal Revenue Code of 1986, as amended, or the Code, limits a corporation’s ability to use net operating loss carryforwards to reduce tax liability if the corporation undergoes an “ownership change.” For these purposes, an ownership change is deemed to occur if there has been a change of more than 50% in the ownership of a corporation’s stock, by value, over a three-year period.

Based on our review of the issue, we don’t believe that we have experienced an ownership change under Section 382 of the Code. However, the issuance of additional equity in the future may result in an ownership change pursuant to Section 382 of the Code. In addition, an ownership change under Section 382 could be caused by circumstances beyond the Company’s control, such as market purchases of our stock. Thus, there can be no assurance that the Company will not experience an ownership change that would limit our application of our net operating loss carryforwards in calculating future federal tax liabilities.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

4.1	Amended and Restated Certificate of Designation of the Series B Senior Convertible Preferred Shares

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: January 24, 2011	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Designation of the Series B Senior Convertible Preferred Shares